Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that the persons whose signatures appear below constitute and appoint Frank H. Jellinek, Jr., Dennis Brown and Michael K. Bresson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all subsequent amendments (including post-effective amendments) to Registration Statement No. 333-107078, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Dated: September 30, 2003

/s/ MARY G. PUMA	/s/ SIMON B. RICH
Mary G. Puma	Simon B. Rich